EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BK Technologies Corporation

West Melbourne, Florida

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration No. 333-274799, Registration No. 333-218765, and Registration No. 333-147354) of BK Technologies Corporation of our report dated March 14, 2024, relating to the consolidated financial statements for the year ended December 31, 2023, which appears in this Form 10-K.

/s/ MSL, P.A.

Orlando, Florida

March 27, 2025